Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2025, with respect to the financial statements of Shattuck Labs, Inc., incorporated herein by reference.

/s/ KPMG LLP

Austin, Texas

March 27, 2025